CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@camdennational.bank

FOR IMMEDIATE RELEASE

Camden National Corporation Reports Second Quarter 2024 Earnings of $12.0 Million and Diluted EPS of $0.81

Net Interest Margin Expands, Asset Quality Remains Strong

CAMDEN, Maine, July 30, 2024/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”) today reported earnings for the quarter ended June 30, 2024 of $12.0 million and diluted earnings per share ("EPS") of $0.81, compared to $13.3 million and $0.91, respectively, for the first quarter of 2024.

On a non-GAAP-basis, earnings before provision expense and income tax expense (“Pre-tax, pre-provision income”) for the second quarter of 2024 was $15.5 million, compared to $14.2 million for the first quarter of 2024.

“This quarter’s results highlight the strength and stability of our long-standing organization,” said Simon Griffiths, president and chief executive officer of Camden National Corporation. “We’re benefiting from our strong capital position, disciplined credit culture and expense management. Our well-diversified and stable funding mix positions us well to win new client relationships and deepen existing ones through our relationship banking approach and exceptional customer service.”

For the first six months of 2024, the Company reported net income of $25.3 million and diluted EPS of $1.72, compared to $25.1 million and $1.72, respectively, for the six months ended June 30, 2023.

SECOND QUARTER 2024 HIGHLIGHTS

•Our return on average assets was 0.84% for the second quarter of 2024, and our return on average equity was 9.60% and, on a non-GAAP basis, our return on average tangible equity was 11.96%.
•Our net interest margin increased to 2.36% for the second quarter of 2024 from 2.30% for the first quarter of 2024.
•Our asset quality continues to be very strong, highlighted by loans 30-89 days past due of 0.05% of total loans and non-performing loans of 0.23% of total loans at June 30, 2024.
•Our capital position remained strong with regulatory capital ratios well in excess of required regulatory levels. At June 30, 2024, our common equity ratio was 8.88% and, on a non-GAAP basis, tangible common equity ratio was 7.34%.

•At June 30, 2024, uninsured and uncollateralized1 deposits accounted for 14.6% of total deposits, and available liquidity sources were 2.0 times uninsured and uncollateralized deposits.

FINANCIAL CONDITION

As of June 30, 2024, total assets were $5.7 billion, a decrease of 1% since March 31, 2024. The decrease was driven by lower cash balances of $71.2 million between periods.

Investments totaled $1.1 billion on June 30, 2024, a decrease of 2% since March 31, 2024. We continue to redeploy monthly cash flows from the investment portfolio to fund loan growth to maximize our earning-asset yield. The investment portfolio represented 20% of total assets on June 30, 2024, and March 31, 2024. As of June 30, 2024, and March 31, 2024, the duration of the Company's securities was 5.5 years, and the weighted average life was 7.2 years at each date.

Loans totaled $4.1 billion on June 30, 2024, an increase of $18.3 million since March 31, 2024, driven by a 3% increase in our commercial loans and a 2% increase in consumer and home equity loans during the quarter. In the second quarter of 2024, we sold 52% of our residential mortgage production.

Asset quality through the second quarter of 2024 remained strong. We continue to review our loan portfolio and, to-date, we have not identified any signs of systemic stress. On June 30, 2024, loans 30-89 days past due to total loans remained flat from March 31, 2024 at 0.05% of total loans. Annualized net charge-offs for the second quarter of 2024 increased 2 basis points from the first quarter of 2024 to 0.04% of average loans. The Company’s allowance for credit losses ("ACL") on loans was 0.86% as of June 30, 2024, and March 31, 2024. On June 30, 2024, the ACL was 3.7 times the total non-performing loans, compared to 4.7 times on March 31, 2024.

Deposits totaled $4.5 billion on June 30, 2024, a decrease of 1% since March 31, 2024. Checking account balances decreased by 2% during the second quarter of 2024, primarily due to normal business activities of one of our large commercial relationships and managed outflow of high-cost municipal deposits to optimize our funding costs. In the second quarter of 2024, we launched a high-yield savings deposit product in an effort to raise cost effective deposits and drive new customer acquisition. Through this new product, we drove savings deposit growth of 8% during the second quarter of 2024.

In June 2024, we prepaid a portion of our Bank Term Funding Program ("BTFP") funding totaling $55.0 million. As of June 30, 2024, the Company had remaining BTFP funding of $170.0 million at a fixed interest rate of 4.76% that is scheduled to mature in January 2025.

As of June 30, 2024, the Company's regulatory capital ratios were each well in excess of regulatory capital requirements. The Company's common equity ratio was 8.88%, and, on a non-GAAP basis, its tangible common equity ratio was 7.34%, compared to 8.66% and 7.12%, respectively, at March 31, 2024.

The Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 5.09%, based on the Company's closing share price of $33.00, as reported by NASDAQ on June 28, 2024 (the last trading day of the second quarter of 2024), payable on July 31, 2024, to shareholders of record on July 15, 2024.

The Company repurchased 50,000 shares of its common stock at an average price of $32.19 per share through the first six months of 2024.

1 Uncollateralized deposits are customer deposits for which the Company has not pledged any of its assets, including investment securities, or provided any other type of guarantee

FINANCIAL OPERATING RESULTS (Q2 2024 vs. Q1 2024)

Net income for the second quarter of 2024 was $12.0 million, a decrease of $1.3 million, or 10%, compared to the first quarter of 2024. The decrease was driven by negative provision expense in the first quarter of 2024 of $2.1 million compared to provision expense of $650,000 for the second quarter. On a non-GAAP basis, pre-tax, pre-provision income was $15.5 million an increase $1.3 million, or 9%, between the same periods.

Net interest income for the second quarter of 2024 was $32.2 million, an increase of $911,000, or 3%, compared to the first quarter of 2024. The increase was driven by net interest margin expansion of six basis points between periods to 2.36% for the second quarter of 2024. Interest-earning asset yields increased 14 basis points to 4.58% for the second quarter of 2024, primarily due to the deployment of investment cash flows to fund new loan originations at current market interest rates and the maturity of a $100.0 million balance sheet derivative in June 2024 that contributed to the yield increase in the commercial real estate loan portfolio. The increase in our earning-asset yield more than offset the increase in funding costs, which increased eight basis points to 2.35% for the second quarter of 2024, led by an eight basis point increase in deposit costs to 2.05% over the same period.

Provision expense of $650,000 was recorded for the second quarter of 2024, consisting of provision for loan losses of $188,000 and the provision for unfunded commitments of $462,000. The provision for loan losses for the second quarter of 2024 was driven by modest loan growth. The provision for unfunded commitment for the second quarter of 2024 was driven by the increase in the committed commercial loan pipeline to $148.4 million as of June 30, 2024 compared to $86.0 million as of March 31, 2024.

Non-interest income for the second quarter of 2024 was $10.6 million, an increase of $323,000, or 3%, over the first quarter of 2024. The increase between periods was driven by an increase in debit card income of $203,000, and brokerage and wealth management income of $323,000 in total. Mortgage banking income was lower by $292,000 between periods and was driven by the change in fair value on loans held for sale and loan pipelines.

Non-interest expense for the second quarter of 2024 was $27.3 million, a decrease of $52,000, compared to the first quarter of 2024. We continue to manage costs in response to revenue pressures from the current economic environment. Our GAAP efficiency ratio for the second quarter of 2024 was 63.77% and non-GAAP efficiency ratio was 63.53%, compared to 65.78% and 65.55% for the first quarter of 2024, respectively.

Q2 2024 CONFERENCE CALL

Camden National Corporation will host a conference call and webcast at 3:00 p.m., Eastern Time, on Tuesday, July 30, 2024 to discuss its second quarter 2024 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):            (833) 470-1428
Live dial-in (All other locations):        (929) 526-1599
Participant access code:            401866
Live webcast:                https://events.q4inc.com/attendee/309824299

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank prior to the meeting, and a replay of the webcast will be available on Camden National’s website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is Northern New England’s largest publicly traded bank holding company, with $5.7 billion in assets and 57 banking centers in Maine and New Hampshire. Founded in 1875, Camden National Bank is a full-service community bank, offering the latest digital banking, complemented by award-winning, personalized service. Camden National Bank has been recognized as one of the Best Places to Work by Best Companies Group for three years in a row. To learn more, visit CamdenNational.bank. Member FDIC. Equal Housing Lender.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections, and other statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud, pandemics and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements in response to recent developments affecting the banking sector; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of the war in Ukraine, conflict in the Middle East and other notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possible materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax, pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; tangible book value per share; core deposits and average core deposits. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Six Months Ended
(In thousands, except number of shares and per share data)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Financial Condition Data
Loans	$4,139,361	$4,121,040	$4,100,131	$4,139,361	$4,100,131
Total assets	5,724,380	5,794,785	5,743,931	5,724,380	5,743,931
Deposits	4,514,020	4,551,524	4,693,745	4,514,020	4,693,745
Shareholders' equity	508,286	501,577	467,376	508,286	467,376
Operating Data and Per Share Data
Net income	$11,993	$13,272	$12,389	$25,265	$25,116
Adjusted net income (non-GAAP)(1)	11,993	12,553	12,389	24,546	27,340
Pre-tax, pre-provision income (non-GAAP)(1)	15,519	14,233	15,657	29,752	33,638
Diluted EPS	0.81	0.91	0.85	1.72	1.72
Adjusted diluted EPS (non-GAAP)(1)	0.81	0.86	0.85	1.67	1.82
Profitability Ratios
Return on average assets	0.84%	0.93%	0.87%	0.89%	0.89%
Adjusted return on average assets (non-GAAP)(1)	0.84%	0.88%	0.87%	0.87%	0.95%
Return on average equity	9.60%	10.77%	10.66%	10.18%	10.91%
Adjusted return on average equity (non-GAAP)(1)	9.60%	10.19%	10.66%	9.89%	11.54%
Return on average tangible equity (non-GAAP)(1)	11.96%	13.46%	13.55%	12.70%	13.88%
Adjusted return on average tangible equity (non-GAAP)(1)	11.96%	12.74%	13.55%	12.34%	15.10%
GAAP efficiency ratio	63.77%	65.78%	63.42%	64.76%	61.31%
Efficiency ratio (non-GAAP)(1)	63.53%	65.55%	63.07%	64.52%	60.99%
Net interest margin (fully-taxable equivalent)	2.36%	2.30%	2.40%	2.32%	2.47%
Asset Quality Ratios
ACL on loans to total loans	0.86%	0.86%	0.90%	0.86%	0.90%
Non-performing loans to total loans	0.23%	0.19%	0.13%	0.23%	0.13%
Annualized net charge-offs to average loans	0.04%	0.02%	0.04%	0.03%	0.03%
Capital Ratios
Common equity ratio	8.88%	8.66%	8.14%	8.88%	8.14%
Tangible common equity ratio (non-GAAP)(1)	7.34%	7.12%	6.58%	7.34%	6.58%
Tier 1 leverage capital ratio	9.64%	9.59%	9.29%	9.64%	9.29%
Total risk-based capital ratio	14.46%	14.52%	13.95%	14.46%	13.95%
(1) This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	June 30, 2024	March 30, 2024	June 30, 2023	% Change Jun 2024 vs. Mar 2024	% Change Jun 2024 vs. Jun 2023
ASSETS
Cash, cash equivalents and restricted cash	$105,560	$176,719	$94,278	(40)%	12%
Investments:
Trading securities	4,959	4,847	4,235	2%	17%
Available-for-sale securities, at fair value	579,534	601,576	658,205	(4)%	(12)%
Held-to-maturity securities, at amortized cost	533,600	540,349	534,584	(1)%	—%
Other investments	17,105	16,392	14,655	4%	17%
Total investments	1,135,198	1,163,164	1,211,679	(2)%	(6)%
Loans held for sale, at fair value	14,321	9,524	12,036	50%	19%
Loans:
Commercial real estate	1,697,979	1,702,952	1,677,002	—%	1%
Commercial	409,682	397,395	422,437	3%	(3)%
Residential real estate	1,768,357	1,762,482	1,748,303	—%	1%
Consumer and home equity	263,343	258,211	252,389	2%	4%
Total loans	4,139,361	4,121,040	4,100,131	—%	1%
Less: allowance for credit losses on loans	(35,412)	(35,613)	(36,983)	(1)%	(4)%
Net loans	4,103,949	4,085,427	4,063,148	—%	1%
Goodwill and core deposit intangible assets	95,390	95,529	95,964	—%	(1)%
Other assets	269,962	264,422	266,826	2%	1%
Total assets	$5,724,380	$5,794,785	$5,743,931	(1)%	—%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$921,605	$929,314	$1,015,184	(1)%	(9)%
Interest checking	1,465,560	1,503,045	1,627,250	(2)%	(10)%
Savings and money market	1,399,464	1,379,437	1,377,791	1%	2%
Certificates of deposit	576,563	585,786	449,265	(2)%	28%
Brokered deposits	150,828	153,942	224,255	(2)%	(33)%
Total deposits	4,514,020	4,551,524	4,693,745	(1)%	(4)%
Short-term borrowings	552,606	601,499	448,182	(8)%	23%
Junior subordinated debentures	44,331	44,331	44,331	—%	—%
Accrued interest and other liabilities	105,137	95,854	90,297	10%	16%
Total liabilities	5,216,094	5,293,208	5,276,555	(1)%	(1)%
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value	115,543	116,449	114,302	(1)%	1%
Retained earnings	493,974	488,143	475,008	1%	4%
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(110,308)	(111,357)	(127,829)	(1)%	(14)%
Net unrealized gain on cash flow hedging derivative instruments, net of tax	9,327	8,587	6,213	9%	50%
Net unrecognized loss on postretirement plans, net of tax	(250)	(245)	(318)	2%	(21)%
Total accumulated other comprehensive loss	(101,231)	(103,015)	(121,934)	(2)%	(17)%
Total shareholders’ equity	508,286	501,577	467,376	1%	9%
Total liabilities and shareholders’ equity	$5,724,380	$5,794,785	$5,743,931	(1)%	—%

Consolidated Statements of Income Data
(unaudited)

	For The Three Months Ended
(In thousands, except per share data)	June 30, 2024	March 31, 2024	June 30, 2023	% Change Jun 2024 vs. Mar 2024	% Change Jun 2024 vs. Jun 2023
Interest Income
Interest and fees on loans	$53,422	$51,709	$48,645	3%	10%
Taxable interest on investments	6,807	7,027	5,852	(3)%	16%
Nontaxable interest on investments	461	465	762	(1)%	(40)%
Dividend income	521	312	267	67%	95%
Other interest income	951	670	529	42%	80%
Total interest income	62,162	60,183	56,055	3%	11%
Interest Expense
Interest on deposits	24,169	23,178	19,245	4%	26%
Interest on borrowings	5,285	5,198	3,587	2%	47%
Interest on junior subordinated debentures	524	534	533	(2)%	(2)%
Total interest expense	29,978	28,910	23,365	4%	28%
Net interest income	32,184	31,273	32,690	3%	(2)%
Provision (credit) for credit losses	650	(2,102)	103	131%	531%
Net interest income after provision (credit) for credit losses	31,534	33,375	32,587	(6)%	(3)%
Non-Interest Income
Debit card income	3,069	2,866	3,079	7%	—%
Service charges on deposit accounts	2,113	2,027	1,935	4%	9%
Income from fiduciary services	1,870	1,749	1,775	7%	5%
Brokerage and insurance commissions	1,441	1,239	1,152	16%	25%
Bank-owned life insurance	694	683	613	2%	13%
Mortgage banking income, net	516	808	590	(36)%	(13)%
Other income	942	950	966	(1)%	(2)%
Total non-interest income	10,645	10,322	10,110	3%	5%
Non-Interest Expense
Salaries and employee benefits	15,601	15,954	15,288	(2)%	2%
Furniture, equipment and data processing	3,497	3,629	3,179	(4)%	10%
Net occupancy costs	1,981	2,070	1,852	(4)%	7%
Debit card expense	1,311	1,264	1,262	4%	4%
Consulting and professional fees	1,149	860	1,375	34%	(16)%
Regulatory assessments	813	857	868	(5)%	(6)%
Amortization of core deposit intangible assets	139	139	148	—%	(6)%
Other real estate owned and collection costs, net	47	10	4	N.M.	N.M.
Other expenses	2,772	2,579	3,167	7%	(12)%
Total non-interest expense	27,310	27,362	27,143	—%	1%
Income before income tax expense	14,869	16,335	15,554	(9)%	(4)%
Income Tax Expense	2,876	3,063	3,165	(6)%	(9)%
Net Income	$11,993	$13,272	$12,389	(10)%	(3)%
Per Share Data
Basic earnings per share	$0.82	$0.91	$0.85	(10)%	(4)%
Diluted earnings per share	$0.81	$0.91	$0.85	(11)%	(5)%
N.M. = Not meaningful

Consolidated Statements of Income Data
(unaudited)

	For the Six Months Ended
(In thousands, except per share data)	June 30, 2024	June 30, 2023	% Change Jun 2024 vs. Jun 2023
Interest Income
Interest and fees on loans	$105,131	$93,977	12%
Taxable interest on investments	13,834	11,815	17%
Nontaxable interest on investments	926	1,525	(39)%
Dividend income	833	486	71%
Other interest income	1,621	977	66%
Total interest income	122,345	108,780	12%
Interest Expense
Interest on deposits	47,347	35,077	35%
Interest on borrowings	10,483	5,672	85%
Interest on junior subordinated debentures	1,058	1,061	—%
Total interest expense	58,888	41,810	41%
Net interest income	63,457	66,970	(5)%
(Credit) provision for credit losses	(1,452)	2,105	(169)%
Net interest income after (credit) provision for credit losses	64,909	64,865	—%
Non-Interest Income
Debit card income	5,935	6,017	(1)%
Service charges on deposit accounts	4,140	3,697	12%
Income from fiduciary services	3,619	3,375	7%
Brokerage and insurance commissions	2,680	2,245	19%
Bank-owned life insurance	1,377	1,205	14%
Mortgage banking income, net	1,324	1,306	1%
Other income	1,892	2,131	(11)%
Total non-interest income	20,967	19,976	5%
Non-Interest Expense
Salaries and employee benefits	31,555	29,861	6%
Furniture, equipment and data processing	7,126	6,390	12%
Net occupancy costs	4,051	3,931	3%
Debit card expense	2,575	2,463	5%
Consulting and professional fees	2,009	2,430	(17)%
Regulatory assessments	1,670	1,713	(3)%
Amortization of core deposit intangible assets	278	296	(6)%
Other real estate owned and collection costs, net	57	9	533%
Other expenses	5,351	6,215	(14)%
Total non-interest expense	54,672	53,308	3%
Income before income tax expense	31,204	31,533	(1)%
Income Tax Expense	5,939	6,417	(7)%
Net Income	$25,265	$25,116	1%
Per Share Data
Basic earnings per share	$1.73	$1.72	1%
Diluted earnings per share	$1.72	$1.72	—%

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	March 31, 2024	June 30, 2023
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$50,266	$44,487	$27,008	6.06%	4.34%	4.90%
Investments - taxable	1,162,941	1,187,699	1,212,942	2.58%	2.53%	2.08%
Investments - nontaxable(1)	61,794	62,385	105,210	3.78%	3.78%	3.67%
Loans(2):
Commercial real estate	1,701,431	1,682,599	1,670,299	5.09%	4.94%	4.75%
Commercial(1)	387,093	389,695	405,485	6.51%	6.05%	5.83%
SBA PPP	244	324	512	2.29%	4.46%	4.27%
Municipal(1)	16,351	14,653	17,484	4.84%	4.40%	3.98%
Residential real estate	1,772,707	1,773,077	1,748,443	4.48%	4.41%	4.06%
Consumer and home equity	260,384	257,305	253,308	7.93%	7.89%	7.53%
Total loans	4,138,210	4,117,653	4,095,531	5.14%	5.00%	4.73%
Total interest-earning assets	5,413,211	5,412,224	5,440,691	4.58%	4.44%	4.12%
Other assets	323,065	305,756	271,822
Total assets	$5,736,276	$5,717,980	$5,712,513

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$901,774	$933,321	$999,809	—%	—%	—%
Interest checking	1,479,201	1,490,185	1,638,677	2.52%	2.53%	2.28%
Savings	624,034	599,791	685,282	0.52%	0.20%	0.10%
Money market	760,844	764,585	692,330	3.41%	3.29%	2.47%
Certificates of deposit	583,282	582,806	410,272	3.90%	3.77%	2.55%
Total deposits	4,349,135	4,370,688	4,426,370	2.05%	1.97%	1.48%
Borrowings:
Brokered deposits	150,799	133,385	237,083	5.28%	5.31%	4.89%
Customer repurchase agreements	185,729	182,487	192,428	1.81%	1.60%	1.47%
Junior subordinated debentures	44,331	44,331	44,331	4.75%	4.85%	4.83%
Other borrowings	401,144	401,683	272,737	4.46%	4.40%	4.23%
Total borrowings	782,003	761,886	746,579	4.00%	3.96%	3.77%
Total funding liabilities	5,131,138	5,132,574	5,172,949	2.35%	2.27%	1.81%
Other liabilities	102,658	89,893	73,366
Shareholders' equity	502,480	495,513	466,198
Total liabilities & shareholders' equity	$5,736,276	$5,717,980	$5,712,513
Net interest rate spread (fully-taxable equivalent)				2.23%	2.17%	2.31%
Net interest margin (fully-taxable equivalent)				2.36%	2.30%	2.40%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For The Six Months Ended		For The Six Months Ended
(Dollars in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$47,376	$26,515	5.25%	4.41%
Investments - taxable	1,175,320	1,225,079	2.56%	2.07%
Investments - nontaxable(1)	62,090	105,355	3.78%	3.67%
Loans(2):
Commercial real estate	1,692,015	1,658,219	5.02%	4.68%
Commercial(1)	388,394	407,288	6.28%	5.66%
SBA PPP	284	553	3.53%	3.35%
Municipal(1)	15,502	16,744	4.63%	3.78%
Residential real estate	1,772,892	1,731,911	4.45%	3.92%
Consumer and home equity	258,844	253,533	7.91%	7.31%
Total loans	4,127,931	4,068,248	5.07%	4.61%
Total interest-earning assets	5,412,717	5,425,197	4.51%	4.02%
Other assets	314,411	274,961
Total assets	$5,727,128	$5,700,158

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$917,547	$1,037,927	—%	—%
Interest checking	1,484,693	1,664,128	2.53%	2.14%
Savings	611,913	709,907	0.37%	0.09%
Money market	762,715	695,687	3.35%	2.33%
Certificates of deposit	583,044	365,489	3.84%	2.19%
Total deposits	4,359,912	4,473,138	2.01%	1.35%
Borrowings:
Brokered deposits	142,092	228,866	5.29%	4.49%
Customer repurchase agreements	184,108	187,618	1.71%	1.28%
Junior subordinated debentures	44,331	44,331	4.80%	4.83%
Other borrowings	401,413	224,249	4.47%	4.03%
Total borrowings	771,944	685,064	3.98%	3.48%
Total funding liabilities	5,131,856	5,158,202	2.31%	1.63%
Other liabilities	96,275	77,522
Shareholders' equity	498,997	464,434
Total liabilities & shareholders' equity	$5,727,128	$5,700,158
Net interest rate spread (fully-taxable equivalent)			2.20%	2.39%
Net interest margin (fully-taxable equivalent)			2.32%	2.47%
(1) Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2) Non-accrual loans and loans held for sale are included in total average loans

Asset Quality Data
(unaudited)

(In thousands)	At or for the Six Months Ended June 30, 2024	At or for the Three Months Ended March 31, 2024	At or for the Year Ended December 31, 2023	At or for the Nine Months Ended September 30, 2023	At or for the Six Months Ended June 30, 2023
Non-accrual loans:
Residential real estate	$2,497	$2,473	$2,539	$2,775	$1,781
Commercial real estate	79	205	386	92	56
Commercial	4,409	1,980	1,725	1,083	729
Consumer and home equity	810	1,000	798	674	482
Total non-accrual loans	7,795	5,658	5,448	4,624	3,048
Accruing troubled-debt restructured loans prior to adoption of ASU 2022-02	1,846	1,973	1,990	1,997	2,140
Total non-performing loans	9,641	7,631	7,438	6,621	5,188
Other real estate owned	—	—	—	—	—
Total non-performing assets	$9,641	$7,631	$7,438	$6,621	$5,188
Loans 30-89 days past due:
Residential real estate	$400	$797	$1,290	$751	$1,192
Commercial real estate	678	92	740	188	112
Commercial	539	537	2,007	2,260	294
Consumer and home equity	628	618	922	603	653
Total loans 30-89 days past due	$2,245	$2,044	$4,959	$3,802	$2,251
ACL on loans at the beginning of the period	$36,935	$36,935	$36,922	$36,922	$36,922
(Credit) provision for loan losses	(976)	(1,164)	1,174	288	744
Charge-offs:
Residential real estate	—	—	18	18	18
Commercial real estate	—	—	58	58	—
Commercial	763	309	1,560	1,101	846
Consumer and home equity	55	36	91	63	31
Total charge-offs	818	345	1,727	1,240	895
Total recoveries	(271)	(187)	(566)	(437)	(212)
Net charge-offs	547	158	1,161	803	683
ACL on loans at the end of the period	$35,412	$35,613	$36,935	$36,407	$36,983
Components of ACL:
ACL on loans	$35,412	$35,613	$36,935	$36,407	$36,983
ACL on off-balance sheet credit exposures(1)	2,787	2,325	2,353	2,670	2,788
ACL, end of period	$38,199	$37,938	$39,288	$39,077	$39,771
Ratios:
Non-performing loans to total loans	0.23%	0.19%	0.18%	0.16%	0.13%
Non-performing assets to total assets	0.17%	0.13%	0.13%	0.11%	0.09%
ACL on loans to total loans	0.86%	0.86%	0.90%	0.90%	0.90%
Net charge-offs to average loans (annualized):
Quarter-to-date	0.04%	0.02%	0.04%	0.01%	0.04%
Year-to-date	0.03%	0.02%	0.03%	0.03%	0.03%
ACL on loans to non-performing loans	367.31%	466.69%	496.57%	549.87%	712.86%
Loans 30-89 days past due to total loans	0.05%	0.05%	0.12%	0.09%	0.05%
(1) Presented within accrued interest and other liabilities on the consolidated statements of condition.

Reconciliation of non-GAAP to GAAP Financial Measures
(unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For the Six Months Ended
(In thousands, except number of shares, per share data and ratios)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Adjusted Net Income:
Net income, as presented	$11,993	$13,272	$12,389	$25,265	$25,116
Adjustment for Signature Bank bond (recovery) write-off	—	(910)	—	(910)	1,838
Tax impact of above adjustments(1)	—	191	—	191	386
Adjusted net income	$11,993	$12,553	$12,389	$24,546	$27,340
Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$0.81	$0.91	$0.85	$1.72	$1.72
Adjustment for Signature Bank bond (recovery) write-off	—	(0.06)	—	(0.06)	0.13
Tax impact of above adjustments(1)	—	0.01	—	0.01	(0.03)
Adjusted diluted earnings per share	$0.81	$0.86	$0.85	$1.67	$1.82
Adjusted Return on Average Assets:
Return on average assets, as presented	0.84%	0.93%	0.87%	0.89%	0.89%
Adjustment for Signature Bank bond (recovery) write-off	—	(0.06)%	—	(0.03)%	0.07%
Tax impact of above adjustments(1)	—	0.01%	—	0.01%	(0.01)%
Adjusted return on average assets	0.84%	0.88%	0.87%	0.87%	0.95%
Adjusted Return on Average Equity:
Return on average equity, as presented	9.60%	10.77%	10.66%	10.18%	10.91%
Adjustment for Signature Bank bond (recovery) write-off	—	(0.74)%	—	(0.37)%	0.80%
Tax impact of above adjustments(1)	—	0.16%	—	0.08%	(0.17)%
Adjusted return on average equity	9.60%	10.19%	10.66%	9.89%	11.54%
(1) Assumed a 21% tax rate.

Pre-Tax, Pre-Provision Income:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income, as presented	$11,993	$13,272	$12,389	$25,265	$25,116
Adjustment for provision (credit) for credit losses	650	(2,102)	103	(1,452)	2,105
Adjustment for income tax expense	2,876	3,063	3,165	5,939	6,417
Pre-tax, pre-provision income	$15,519	$14,233	$15,657	$29,752	$33,638

Efficiency Ratio:
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Non-interest expense, as presented	$27,310	$27,362	$27,143	$54,672	$53,308
Net interest income, as presented	$32,184	$31,273	$32,690	$63,457	$66,970
Adjustment for the effect of tax-exempt income(1)	159	150	235	309	464
Non-interest income, as presented	10,645	10,322	10,110	20,967	19,976
Adjusted net interest income plus non-interest income	$42,988	$41,745	$43,035	$84,733	$87,410
GAAP efficiency ratio	63.77%	65.78%	63.42%	64.76%	61.31%
Non-GAAP efficiency ratio	63.53%	65.55%	63.07%	64.52%	60.99%
(1) Assumed a 21% tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For the Six Months Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Return on Average Tangible Equity:
Net income, as presented	$11,993	$13,272	$12,389	$25,265	$25,116
Adjustment for amortization of core deposit intangible assets	139	139	148	278	296
Tax impact of above adjustment(1)	(29)	(29)	(31)	(58)	(62)
Net income, adjusted for amortization of core deposit intangible assets	$12,103	$13,382	$12,506	$25,485	$25,350
Average equity, as presented	$502,480	$495,513	$466,198	$498,997	$464,434
Adjustment for average goodwill and core deposit intangible assets	(95,458)	(95,604)	(96,036)	(95,531)	(96,113)
Average tangible equity	$407,022	$399,909	$370,162	$403,466	$368,321
Return on average equity	9.60%	10.77%	10.66%	10.18%	10.91%
Return on average tangible equity	11.96%	13.46%	13.55%	12.70%	13.88%
Adjusted Return on Average Tangible Equity:
Adjusted net income (see "Adjusted Net Income" table above)	$11,993	$12,553	$12,389	$24,546	$27,340
Adjustment for amortization of core deposit intangible assets	139	139	148	278	296
Tax impact of above adjustment(1)	(29)	(29)	(31)	(58)	(62)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$12,103	$12,663	$12,506	$24,766	$27,574
Adjusted return on average tangible equity	11.96%	12.74%	13.55%	12.34%	15.10%
(1) Assumed a 21% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	June 30, 2024	March 31, 2024	June 30, 2023
(In thousands, except number of shares, per share data and ratios)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$508,286	$501,577	$467,376
Adjustment for goodwill and core deposit intangible assets	(95,390)	(95,529)	(95,964)
Tangible shareholders' equity	$412,896	$406,048	$371,412
Shares outstanding at period end	14,569,262	14,593,830	14,554,778
Book value per share	$34.89	$34.37	$32.11
Tangible book value per share	28.34	27.82	25.52
Tangible Common Equity Ratio:
Total assets	$5,724,380	$5,794,785	$5,743,931
Adjustment for goodwill and core deposit intangible assets	(95,390)	(95,529)	(95,964)
Tangible assets	$5,628,990	$5,699,256	$5,647,967
Common equity ratio	8.88%	8.66%	8.14%
Tangible common equity ratio	7.34%	7.12%	6.58%

Core Deposits:
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023
Total deposits	$4,514,020	$4,551,524	$4,693,745
Adjustment for certificates of deposit	(576,563)	(585,786)	(449,265)
Adjustment for brokered deposits	(150,828)	(153,942)	(224,255)
Core deposits	$3,786,629	$3,811,796	$4,020,225

Average Core Deposits:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Total average deposits, as presented(1)	$4,349,135	$4,370,688	$4,426,370	$4,359,912	$4,473,138
Adjustment for average certificates of deposit	(583,282)	(582,806)	(410,272)	(583,044)	(365,489)
Average core deposits	$3,765,853	$3,787,882	$4,016,098	$3,776,868	$4,107,649
(1) Brokered deposits are excluded from total average deposits, as presented on the Average Balance, Interest and Yield/Rate analysis table.